UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2017

DATARAM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1-8266	22-18314-09
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Alexander Road, Suite 100, Princeton, NJ 08540

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (609) 799-0071

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 25, 2017, Dataram Corporation (the “Company”) was notified by The NASDAQ Stock Market (“NASDAQ”) that the Company was granted an extension until September 29, 2017 to regain compliance with Listing Rule 5620(a) and 5810(c)(2)(G) (the “Rule”).

The Company was previously notified by NASDAQ on May 2, 2017 that it was not in compliance with the Rule requiring the Company to hold an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year end. The notice provided that the Company had 45 calendar days, or until June 16, 2017, to submit a plan to regain compliance with the Rule.

On May 16, 2017 the Company submitted a plan of compliance to NASDAQ which indicated that the Company anticipates regaining compliance upon consummation of its previously announced planned acquisition of U.S. Gold Corp., which acquisition occurred on May 23, 2017.

In the event the Company does not regain compliance with the Rule by such date, the Company’s securities may be delisted from NASDAQ, a determination the Company can appeal to a Hearings Panel, which can grant an exception to the continued listing standards for a period not to exceed 180 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION

Dated: May 31, 2017	/s/ Edward M. Karr
Edward M. Karr
Chief Executive Officer